Registration No. 33-6534

_______________________________________________________________________________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                       Post Effective Amendment No. 12 to
                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                 MOTORS MECHANICAL REINSURANCE COMPANY, LIMITED
               (Exact name of registrant as specified in charter)

         Barbados                               Not Applicable
(State or other jurisdiction             (I.R.S. employer identification
of incorporation or organization)                   number)


                                 Not Applicable
                   (Primary standard industrial classification
                                  code number)

                            Financial Services Centre
                               Bishops Court Hill
                           St. Michael, Barbados, W.I.
                                 (809) 436-4895
                        (Address and telephone number of
                           principal executive office)

                    RONALD W. JONES, Vice-President, Finance
                 Motors Mechanical Reinsurance Company, Limited
                            Financial Services Centre
                               Bishops Court Hill
                           St. Michael, Barbados, W.I.
                                 (809) 436-4895
            (Name, address and telephone number of agent for service)

                                    Copy to:
                             David R. Woodward, Esq.
                     LeBoeuf, Lamb, Greene & MacRae, L.L.P.
                          1875 Connecticut Avenue, N.W.
                             Washington, D.C.  20009

Approximate date of commencement
of the proposed sale to the public:  Not Applicable

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. (X)

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ( )

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ( )

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ( )


________________________________________________________________________________



This Post-Effective Amendment No. 12 is being filed solely to remove from registration, in accordance with Item 512(a) of Regulation S-K, 2,700 shares of the Registrant's participating stock registered under this Registration Statement which remain unsold as of the date of this Amendment.


                                    SIGNATURE


Pursuant to Rule 478 under the Securities Act of 1933, the Registrant has duly caused this Post Effective Amendment No. 12 to this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of St. Michael, Barbados, on July 12, 1995.

                              MOTORS MECHANICAL
                              REINSURANCE COMPANY, LIMITED


                              By  s/Ronald W. Jones
                                 _______________________________________
                                   Ronald W. Jones, Vice-President,
                                   Finance